SUBORDINATED LOAN AGREEMENT


     THIS SUBORDINATED LOAN AGREEMENT (this "Agreement") dated as of June 4, 1998 between Chaparral Resources, Inc., a Colorado corporation, (the "Borrower") and Allen & Company Incorporated, a corporation organized and existing under the laws of the State of New York (hereinafter, "Allen" and, collectively with its successors and assigns, the "Lenders").

                              Preliminary Statement
                              ---------------------

     The Borrower has retained Allen as its financial advisor and placement agent in connection with one or more equity financings. Pending completion of such financings, the Borrower has requested that the Lenders provide the Borrower with loans in the aggregate amount of One Million Dollars ($1,000,000) for use as described herein, and the Lenders are willing to lend up to such amount to the Borrower as a loan, subject to, and on the terms and conditions of, this Agreement in exchange for the Company's Subordinated Promissory Notes and Warrants of even date therewith to be issued to the Lenders. The relationship between the parties hereto is that of debtor and creditors, and not of fiduciaries.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    Article 1
                                Subordinated Loan
                                -----------------

     1.1 Subordinated Loan.

          (a) Subject to the terms and conditions contained in this Agreement, the Lenders shall make a subordinated loan (the "Loan"), to be funded concurrently with the execution of this Agreement, in the aggregate principal amount of One Million Dollars ($1,000,000). The Loan shall be evidenced by a Promissory Note in the form of Exhibit 1.1 hereto. Each Lender shall lend to Borrower, and Borrower shall be responsible to repay such Lender for, the principal amount set forth in Exhibit 1.1(a) hereto. Such Promissory Notes shall be of even date herewith and shall be payable to the order of the Lenders in full in one installment in an amount equal to all outstanding principal and interest accrued thereon, on the earlier of (a) six months from the date of funding of the Loan, or (b ) the date on which the Borrower receives equity investments (whether or not from or through any Lender) in an aggregate amount of at least $10 million.

          (b) Concurrent with the execution of this Agreement and the Promissory Note and in connection with the making of the Loan hereunder, the Lenders shall deliver to the Borrower by wire transfer, or such other method as the Lenders and the Borrower deem appropriate, an amount equal to $1,000,000.

     1.2 Interest. The Loan shall bear interest from the date of funding at a per annum rate equal to seven percent (7%). Interest shall be payable at maturity as specified in Section 1.1(a) and shall be calculated based upon a 360 day year and actual days elapsed. Any amount not paid when d ue shall bear interest until repaid at twelve percent (12%) per annum, unless the failure to make such repayment is due to the failure of the Borrower to receive the amount of equity investment specified in 1.1(a) above.

     1.3 Prepayment. The Borrower may prepay the Loan in full or in part at any time without penalty, with accrued interest on the principal being prepaid to the date of such prepayment.

     1.4 Repayment in Stock. Each Lender may elect to have any payment of principal or interest made to it under the loan payable either (i) in cash or
(ii) in the form of the Common Stock, par value $.10 per share (the "Common Stock"), of the Company, valued at the current Market Price of the Common Stock. "Market Price," as used with reference to any share of stock on any specified date, shall mean:


     (i) if such stock is listed and registered on any national securities exchange or traded on The Nasdaq Stock Market ("Nasdaq"), (A) the last reported sale price on such exchange or Nasdaq of such stock on the business day immediately preceding the date of conversion, or (B) if there shall have been no such reported sale price of such stock on the business day immediately preceding the date of conversion, the average of the last reported sale price on such exchange or on Nasdaq on (x) the day next preceding the date of conversion for which there was a reported sale price and (y) the day next succeeding the date of conversion for which there was a reported sale price; or

     (ii) if such stock is not at the time listed on any such exchange or traded on Nasdaq but is traded on the over-the-counter market as reported by the National Quotation Bureau or other comparable service, (A) the average of the closing bid and asked prices for such stock on the business day immediately preceding the date of conversion, or (B) if there shall have been no such reported bid and asked prices for such stock on the business day immediately preceding the date of conversion, the average of the last bid and asked prices on (x) the day next preceding the date of conversion for which such information is available and (y) the day next succeeding the date of conversion for which such information is available; or

     (iii) if clauses (i) and (ii) above are not applicable, the fair value per share of such stock as determined in good faith and on a reasonable basis by the board of directors of the Borrower and the Lender requesting such payment in stock.

                                    Article 2
                    Representations, Warranties and Covenants
                    -----------------------------------------

          To induce the Lenders to make available to the Borrower the Loan hereunder, the Borrower hereby make the representations, warranties, and covenants included in this Article 2.

     2.1 Payment and Performance of Obligations. The Borrower shall pay the Loan when due and shall promptly, punctually, and faithfully perform each and all of its obligations hereunder.

     2.2 Due Organization and Corporate Authorization. The Borrower is duly organized, validly existing as a corporation in good standing in the state Colorado and is, and shall hereafter remain, duly qualified and in good standing in every state in which, by reason of the nature or location of the Borrower's assets or operation of the Borrower's business, such qualification may be necessary and where the failure to so qualify would have a material adverse affect on (i) the financial condition of the Borrower, and/or (ii) the Borrower's ability to conduct its business. The execution and delivery of this Agreement and of any other documents, instruments, and agreements executed in connection herewith constitute representations by the individual signing this Agreement and said instruments and by the Borrower that such execution and delivery have received all such corporate authorization as may be necessary to permit such execution and delivery to, and that they do, bind the Borrower, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws and legal and equitable principles limiting or affecting the rights of creditors generally and/or (ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     2.3 No Conflicting Agreements. There is no provision in the Articles of Incorporation or By-laws or other organizational documents of the Borrower, or in any document by which the Borrower may be bound which prohibits or adversely affects the execution and delivery of this Agreement, or of any other instrument or agreement which prohibits or adversely affects the Borrower's carrying out of the terms hereof.

     2.4 Statutory Compliance. The Borrower is in compliance with, and shall hereafter comply with and use its assets in compliance with, all statutes, regulations and orders of every federal, state, municipal, and other governmental authority which has or claims jurisdiction over the Borrower, any of the Borrower's assets, or any person in any capacity for which the Borrower would be responsible for the conduct of such person, which if the Borrower is not so in compliance would have a material adverse effect upon the Borrower's financial condition or its ability to conduct its business as such business is presently conducted.

     2.5 Pay Taxes. The Borrower has, and hereafter shall pay, as they become due and payable, all taxes and unemployment contributions and other valid charges of any kind or nature levied, assessed or claimed against the Borrower by any person or entity whose claim could result in a lien upon the assets of the Borrower or by any governmental authority, properly exercise any trust responsibilities imposed upon the Borrower by reason of withholding from employees' pay and timely file all tax and other returns and other reports with each governmental authority to whom the Borrower is obligated so to file. Nothing contained herein shall prevent Borrower from challenging any tax or charge which it in good faith believes to be improper or erroneous.

     2.6 Litigation. Except as set forth on Exhibit 2.6, there is not presently pending or, to the Borrower's best knowledge and belief after due inquiry, threatened by or against the Borrower any suit, action, proceeding or investigation which, if determined adversely to the Borrower, would have a material adverse effect upon the Borrower's financial condition or ability to conduct its business as such business is presently conducted.

     2.7 Dividends or Investments. Until all amounts under the Loan shall have been paid in full, the Borrower shall not:

          (a) pay any dividend, other than a common stock dividend of the Borrower's own capital stock;

          (b) redeem, retire, purchase, or acquire any of the Borrower's capital stock;

          (c) invest in or purchase any stock or securities or rights to purchase any such stock or securities, of any corporation or other entity;

          (d) merge or consolidate or be merged or consolidated with or into any other corporation or other entity; or

          (e) except as expressly approved by the Lenders, make any change in the capital structure of the Borrower, whether by issuance of securities or otherwise.

     2.8 Corporate Loans; Capitalization. The Borrower shall not make any loans or advances to any individual, firm, corporation, or other entity including, without limitation, any affiliate, officer, employee, director, shareholder, or salesperson of the Borrower.

     2.9 Line of Business. The Borrower shall not engage in any business other than the business in which it is currently engaged, or a business reasonably allied thereto.

     2.10 Adequacy of Disclosure. (a) Except as otherwise disclosed in writing to the Lenders, all financial statements furnished to the Lenders by the Borrower have been prepared in accordance with generally accepted accounting principles (except that interim financial statements exclude stat ements of cash flows and notes to financial statements) consistently applied and fairly present the condition of the Borrower at the date(s) thereof. There has been no change in the financial condition of the Borrower since the date(s) of such financial statements, other than changes in the ordinary course of business, which changes have not been materially adverse, either singularly or in the aggregate other than those previously disclosed to the Lenders.

          (b) The Borrower does not have any material contingent liabilities pursuant to the execution of guaranties or otherwise not noted in the Borrower's financial statements furnished to the Lenders.

          (c) No document, instrument, agreement, or paper given to the Lenders by or on behalf of the Borrower in connection with its execution of this Agreement, when taken together, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading. There is no fact which has a material adverse effect on the financial condition of the Borrower which has not been disclosed in writing to the Lenders.

     2.11 Use of Proceeds. The Borrower confirms and warrants that all proceeds of the Loan shall be used by it in the operating of its business.

     2.12 Senior  Indebtedness.  Except for the  indebtedness  listed in Exhibit
2.12 hereto (collectively, "Senior Indebtedness"), there is no indebtedness of the Borrower currently outstanding which would be senior to, or pari passu with, the obligation of the Borrower to repay the Lenders any a nd all amounts owed hereunder. The Borrower further covenants that for so long as any amounts are due hereunder, no indebtedness (other than ordinary course equipment financing) shall be incurred by the Borrower which would be senior to, or pari passu with, that of the Lenders hereunder. The obligations of the Lenders to fund the Loan shall be conditional upon the Company receiving the prior written consent to the Loan of each holder of Senior Indebtedness that may have rights thereunder to requi re such consent.

     2.13 Other Covenants. The Borrower shall not indirectly do or cause to be done any act which, if done directly by the Borrower, would breach any covenant contained in this Agreement.


                                    Article 3
                              Concurrent Conditions
                              ---------------------

     3.1 Concurrent with the making of the Loan hereunder, there shall be delivered to the Lenders:

          (i)  this Agreement, duly executed and delivered by the Borrower;

          (ii) the Promissory Note in the amount of the Loan duly executed and delivered by the Borrower;

          (iii)a favorable opinion of counsel for the Borrower addressed to the Lenders and dated the date of the making of the Loan hereunder, in the form attached as Exhibit 3.1(iii) hereof; and

          (iv) a certificate of an authorized officer or representative of the Borrower in the form and substance acceptable to the Lenders.

                                    Article 4
                                     Default
                                     -------

          Upon the occurrence of any one or more of the following events (herein, "Events of Default"), the Loan and any and all other amounts due to the Lenders hereunder shall become immediately due and payable, at the option of the Lenders and without notice or demand.

     4.1 Failure to Pay Loan. The failure by the Borrower to pay any amount when due in connection with the Loan made hereunder or the failure by the Borrower to pay when due any other amount due to the Lenders under this Agreement.

     4.2 Business Failure. Any act by, against, or relating to the Borrower, or its property or assets, which act constitutes the application for, consent to, or sufferance of the appointment of a receiver, trustee or other person, pursuant to court action or otherwise, over all, or any part of the Borrower's property; the occurrence of any voluntary or involuntary liquidation or extension of debt agreement for the Borrower; the entry of an order for relief or similar order with respect to the Borrower in any proceeding pursuant to any federal bankruptcy law; the filing of any complaint, application, or petition by or against the Borrower initiating any matter in which the Borrower is or may be granted any relief from the debts of the Borrower pursuant to any federal or state bankruptcy or insolvency statute or procedure; or the initiation of any other judicial or non-judicial proceeding or agreement by, against or including the Borrower which seeks or intends to accomplish a reorganization or arrangement with creditors.

     4.3 Change in Ownership. Any change in the identity, authority, or responsibilities of any person having management and policy authority with respect to the Borrower and/or any direct or indirect change (including any change in beneficial ownership) of more than 20% in the ownership of th e issued and outstanding capital stock of the Borrower on the date of the execution of this Agreement.



                                    Article 5
                                  Subordination
                                  -------------

     5.1 Each of the Borrower hereby warrants and agrees with the Lenders that all obligations and indebtedness of the Borrower of every kind and description, whether now or hereafter existing, (the "Subordinated Debt") shall, for so long as any amounts are due hereunder, be subordinated to the indebtedness of the Borrower due to the Lenders hereunder in such manner that no payment or security shall be paid by the Borrower for or on account of the Subordinated Debt, other than trade claims and equipment loans and leases payable in the ordinary course, until the indebtedness owed to the Lenders hereunder has been paid in full and the Loan has been terminated or until the Borrower have obtained the specific written consent of the Lenders.

                                    Article 6
                                     General
                                     -------

     6.1 Set-Off. Any and all deposits or other sums at any time due to the Borrower at any time in the possession of any of the Lenders or any of its affiliates, whether held on behalf of the Borrower or otherwise, or in the possession of any third party acting on any of the Lender's behalf (regardless of the reason the such Lender may have received the same), including, but not limited to, any and all amounts held, on behalf of the Borrower by any of the Lenders, shall at all times constitute security for any and all amounts due hereunder and may be applied or set-off by the Lenders against any and all such amounts at any time, whether or not any or all such amounts are then due or whether alternative sources of payment are available to the Lenders.

     6.2 Notices. All notices and other correspondence to the Borrower by the Lenders in connection with this Agreement shall be deemed effective upon mailing to the Borrower's address provided to the Lenders, which address may be changed on seven (7) days written notice given to the Lenders by the Borrower. All notices and other correspondence to the Lenders by the Borrower in connection with this Agreement shall be deemed effective upon receipt by the Lenders at the Lender's principal offices, or elsewhere as the Lenders may specify from time to time, and shall be sent by certified mail, return receipt requested.

     6.3 Severability. Any determination that any provision of this Agreement or any application thereof is invalid, illegal or unenforceable in any respect in any instance shall not affect the validity, legality or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provision of this Agreement.

     6.4 Amendments. No modification, amendment or waiver of any provision of this Agreement or of any provision of any other agreement between the Borrower and the Lenders is effective unless executed in writing by the party to be charged with such modification, amendment and waiver, and if such party be the Lenders, then by a duly authorized officer thereof. No failure by the Lenders to give notice to the Borrower of the Borrower's having failed to observe and comply with any warranty or covenant included herein shall constitute a waiver of such warranty or covenant or the amendment of the within Agreement. Notwithstanding any other provision of this Agreement, however, Allen may assign any portion of the Loan to one or more additional lenders, each of which shall, upon execution of an agreement assuming the rights and obligations set forth herein, shall be deemed a Lender pursuant to this Agreement.

     6.5 Costs and Expenses of this Agreement. The Borrower shall pay all expenses (including reasonable fees and expenses to counsel to the Lenders) incurred by the Lenders in connection with the preparation, negotiation and consummation of the agreements contemplated by the Loan, up to an aggregate amount of $15,000.

     6.6 Governing Law. This Agreement and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by the laws of the State of New York. The Borrower submits itself to the jurisdiction of the Courts of the State of New York for all purposes with respect to this Agreement and the Borrower's relationship with the Lenders.

     6.7 Indemnification. Except for claims brought or threatened against the Lenders by shareholders of the Lenders, the Borrower shall indemnify, defend, and hold the Lenders harmless of and from any claim brought or threatened against the Lenders by the Borrower, or any other person (as well as from attorneys' reasonable fees and expenses in connection therewith) on account of Lenders' loan relationship with the Borrower (each of which may be defended, compromised, settled or pursued by the Lenders with counsel of Lenders' selection, but at the expense of the Borrower). The within indemnification shall survive payment of the Loan and/or any termination, release or discharge executed by the Lenders in favor of the Borrower.

     6.8 Counterparts. This Agreement may be executed by the parties hereto in several counterparts and by different parties in separate counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same Agreement.

     6.9. Cooperation. The Borrower agrees to use its best efforts to co-operate with the Lenders to take such steps as are reasonably necessary to give effect to the transactions contemplated hereby, including without limitation, promptly duly executing and delivering such financing statements as may be necessary to perfect the security interests contemplated hereby.

     IN WITNESS WHEREOF, the parties have caused to be executed this Agreement as of the date first shown above and agrees to be bound by this Agreement.



                                        CHAPARRAL RESOURCES, INC.


                                        By:________________________________
                                           Name:
                                           Title:


                                        ALLEN & COMPANY INCORPORATED


                                        By:________________________________
                                           Name:
                                           Title:



                                           ---------------------------------
                                           Howard Karren

                          SUBORDINATED PROMISSORY NOTE


$1,000,000                                                    New York, New York
                                                                    June 4, 1998



     FOR VALUE RECEIVED, Chaparral Resources, Inc., a Colorado corporation (the "Borrower"), hereby promises to pay to the order of Allen & Company Incorporated and its successors or assigns (collectively, the "Lenders"), in lawful money of the United States of America in freely transferable U.S. Dollars in immediately available funds, for the account of the Lenders as the Lenders may direct, in writing, the principal sum of One Million Dollars ($1,000,000), with interest calculated thereon from the date hereof until maturity at a rate equal to seven percent (7%) per annum (except as otherwise provided the Loan Agreement described below), payable in one installment on the earlier of (a) the Fourth
(4th) of December, 1998 or (b) the date on which the Borrower receives equity investments (whether or not from or through any Lender) in an aggregate amount of at least $10 million. Interest shall be calculated on the basis of a 360 day year.

     This Promissory Note is the Promissory Note referred to in the Loan Agreement of even date herewith by and among the Borrower and the Lenders (the "Loan Agreement"), and the holders hereof are entitled to the benefits thereof. In the event of the occurrence of an Event of Default under the Loan Agreement, the holders hereof may, at their option, without notice or demand, declare this Promissory Note immediately due and payable. After the maturity of this Promissory Note, whether by acceleration or otherwise, it shall bear interest as provided in the Loan Agreement.

     If default be made in the payment of any of the indebtedness evidenced hereby and this Promissory Note be placed with attorneys for collection, the parties hereto agree to pay, in addition to all unpaid principal and interest, all costs of collection hereof, including reasonable attorney's fees. The word "parties" or "any party hereto" shall include makers, endorsers, sureties, guarantors and assignors.

     The Borrower hereby waives demand, presentment for payment, protest and notice of protest and of non-payment.

     This Promissory Note is subject to voluntary prepayment in part or in full, without premium or penalty. At the election of the holders hereof, this Promissory Note may be paid by the issuance of Common Stock of the Borrower as provided in the Loan Agreement.

     In the event any one or more of the provisions of this Promissory Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Promissory Note operate or would prospectively operate to invalidate this Promissory Note, then and in either of those events, such provision or provisions only shall be deemed null and void and shall not effect any other provision of this Promissory Note and the remaining provisions of this Promissory Note shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.

     All rights, benefits and privileges arising hereunder shall be governed and construed according to the laws of the State of New York applicable to the agreement made and fully performed thereon. Any legal action or proceeding arising out of or relating to this Promissory Note may be instituted in the courts of the State of New York, and the Borrower hereby irrevocably submits to the jurisdiction of such court. In any such action or proceeding, the foregoing shall not limit the Lenders' right to bring any legal action or proceeding in any other appropriate jurisdiction.

     The Borrower hereby consents to service of process by certified or registered mail at Borrower's address as set forth below.

     THE BORROWER HEREBY WAIVES TRIAL BY JURY.

     IN WITNESS WHEREOF, the Borrower has caused to be executed this Promissory Note as of the date first shown above and agrees to be bound hereby.



CHAPARRAL RESOURCES, INC.                        Address for Notices:
                                                     2211 Norfolk
                                                     Suite 1150
                                                     Houston, Texas 77098

By:___________________________
    Name:
    Title:

                                                                  EXHIBIT 1.1(A)

                                     Lenders


Name/Address                                                    Principal Amount
------------                                                    ----------------

Allen & Company Incorporated                                       $1,000,000
711 Fifth Avenue
New York, New York  10022


TOTAL:                                                             $1,000,000

                                                                     EXHIBIT 2.6

                                   Litigation


     On November 14, 1997, Heartland, Inc. of Wichita and Collins & Mcllhenny, Inc. ("Plaintiffs") filed a lawsuit against Chaparral Resources, Inc. ("Chaparral"), Howard Karren, the CEO of Chaparral, Whittier Trust Company and James A. Jeffs in the District Court of Harris County, Texas. The Plaintiffs claim that Chaparral and Mr. Karren breached an alleged agreement with them whereby Plaintiffs were to raise capital for Chaparral through a private placement of Chaparral's securities, and that Chaparral and Mr. Karren made false representations in connection with the alleged contract and that Whittier Trust Company and James A. Jeffs interfered with Chaparral's performance of the alleged contract.

     Plaintiffs' motion for summary judgment was denied by the court and the lawsuit is proceeding through the discovery phase.

                                                                    EXHIBIT 2.12

                               Senior Indebtedness

     Challenger Oil Service, PLC ("Challenger") has entered into a drilling contract dated April 7, 1998 ("Drilling Contract") with Karakuduk Munay, Inc. ("KKM"), a joint stock company organized under the laws of the Republic of Kazakstan whereby Challenger will drill certain wells for KKM in t he Karakuduk Oil Field in Kazakstan ("Karakuduk"). Chaparral Resources Inc. ("CRI") has a fifty percent (50%) interest in KKM through its wholly owned subsidiary, Central Asian Petroleum (Guernsey) Limited, in order to assist Challenger in arranging financing from a commercial bank (the "Bank Loan") in order to enable it to winterize the drilling rig and to provide an inventory of tools and spare parts.

     In the event of a default by Challenger or by KKM in the payment of the day rates under the Drilling Contract, CRI agreed to be liable for and to reimburse Whittier Trust Company ("Whittier") for any amounts Whittier is required to pay under a Letter of Credit that it has agreed to issue to the commercial bank as a credit enhancement for the Bank Loan. Challenger has also granted Whittier a security interest in the drilling rig as additional collateral for the Letter of Credit.

                                                                EXHIBIT 3.1(iii)


                               Form of Opinion of
                               Borrower's Counsel

     (a) The Borrower is duly organized, validly existing and in good standing under the laws of the State of Colorado and has the requisite corporate power and corporate authority to own, lease and operate its properties and to carry on its business.

     (b) The Borrower is duly qualified and in good standing in every state in which, by reason of the nature or location of its assets or operation of its business, such qualification may be necessary and where the failure to so qualify would have a material adverse affect on (i) the financial condition of the Borrower, and/or (ii) the Borrower's ability to conduct its business.

     (c) The Borrower has the requisite corporate power and corporate authority to execute and deliver, and to perform its obligations under the Loan Agreement dated June ____, 1998 by and among the Borrower and the Lenders (the "Agreement") and all agreements, documents or instruments executed in connection therewith (collectively, the "Documents"). The execution and delivery of the Documents and the performance by the Borrower of its obligations thereunder, has been duly authorized by all necessary corporate action of the Borrower, and the Documents have been duly executed and delivered by an authorized officer of the Borrower and constitute the valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with their terms, except to the extent that enforceability of the Borrower' obligations under the Documents is subject to and affected by applicable bankruptcy, insolvency, reorganization, arrangement or other laws affecting the enforcement of creditors' rights and general principles of equity (whether enforcement is considered in a proceeding in equity or at law).

     (d) The execution, delivery, performance and compliance by the Borrower with the terms of the Documents do not violate (i) to the best knowledge of counsel after due inquiry, any provision of any judgment, writ, decree or order binding upon the Borrower, the violation of which wo uld have a material adverse effect on the Borrower, or (ii) any provision of the Borrower's Articles of Incorporation or By-Laws. The execution, delivery, performance and compliance by the Borrower with the terms of the Agreement do not conflict with or constitute a default under the provisions of any material agreement, document or instrument to which the Borrower is a party or by which it is bound and the violation of which would have a material adverse effect on the Borrower.

     (e) Except as set forth in Section 2.6, no action, proceeding or investigation is pending or, to the best of knowledge of counsel after due inquiry, threatened against the Borrower which questions the validity of the Agreement, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Borrower.

     (f) To the best knowledge of counsel after due inquiry, the Borrower is not in violation of any provisions of its Articles of Incorporation or Bylaws.